Exhibit 99.1

Actelis Networks Reports Fiscal Full Year 2023 Results

FREMONT, Calif., March 26, 2024 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, hybrid-fiber rapid deployment networking solutions for wide area IoT applications, today reported financial results for the fiscal full year 2023 ended December 31, 2023.

Key Highlights:

●	Strategic shift to IoT sales: Total revenue was $5.6 million for the full year 2023, compared to $8.8 million in the prior year. The Company nearly completed its strategic shift to IoT, with a proportional increase of IoT sales to 77% of annual sales, and further significant decline in Telecom revenue. A significant portion of the decline was a result of delays in on-going customer activities, which are expected to catch up in 2024.

●	Direct margin increase: Gross Margin was 34% for the full year 2023, compared to 47% in the prior year. A consistently healthy direct margin year over year was offset by an increase of indirect expenses as % of revenues. Most indirect expenses are fixed, related to inventory and new product introduction costs, and are represented as a higher % of revenue against the revenue decline.

●	Substantial improvement in operating expenses: Operating expenses declined by 9% to $9.3 million for the full year 2023. Operating expenses for the fourth quarter on an annualized basis declined to $8 million, or 35% from the year-ago quarter, driven by efficiencies created with cost reduction and restructuring measures. We expect this reduction to continue into 2024.

●	Substantial improvement in net loss: Net Loss dropped by 43% to $6.3 million for the full year 2023 compared to $11 million in the prior year, with the decline of financial expenses associated with warrants and convertible facilities.

●	Adjusted EBITDA loss trends with shift of Telco to IoT revenues: Adjusted EBITDA loss in 2023 was $6.1 million compared to $4.1 million in the prior year due to the effects associated with the investments made in sales and marketing, as well as the impact of the shift to the IoT business and associated decline in Telco revenues.

“We are coming close to completing our strategic focus shift to the growing vertical business areas in IoT in 2023 and are driving strongly towards our goal of delivering the world’s best, most secure, hybrid-fiber networking solutions,” said Tuvia Barlev, Chairman and CEO of Actelis. “We remain persistent on our vision of cyber-aware networking and protecting IoT devices surrounding our customers’ networks. Importantly, we successfully passed certification by the US Department of Defense (DoD) and the National Institute of Standards and Technologies (NIST) as the only solution of its kind certified for Cyber security and Interoperability (FIPS). Additionally, we continue to support our loyal Telco customers and continue to serve their needs. In fact, during the last several months we have offered them our newly launched multi-dwelling unit (MDU) solution set for multi-gigabit connectivity at a fraction of the cost and time to connect MDUs compared to a fiber-only solution. We are pleased to report that several of our Telco customers are currently testing our new GigaLine 800 and GigaLine 900 product series for this vast market of Millions of underserved MDUs in the US alone”.

“In our continued efforts to create robust cyber secure and cyber aware networking solutions, we completed our Federal Information Protection Standard (FIPS) and Department of Defense (DoD) interoperability and security certification, while at the same time expanding our network of business and strategic partnerships with resellers and integrators to reach more customers and grow revenue. Additional partnerships will emerge soon, further enhancing our offering and reach of monitoring and response to our customers’ networking and IoT device security threats.”

“Operationally, I am encouraged by the efficiencies we continue to create resulting in operational cost reductions, preparing us well for 2024. While we have seen delays in realizing some expected large new orders, we are ready for the new year with better market coverage such as with the partnerships we have created with Netceed, Carahsoft and Swarco as well as cost of sales, inventory management and operational expenses,” Barlev continued.

Key operational highlights of 2023 to-date:

●	After 18 months of development, rigorous testing and certification process, the DoD Information Network (DoDIN) added Actelis’ products in January 2024 to the approved list of products (“APL”) that have met cybersecurity and interoperability certification requirements. Actelis’ hybrid-copper-fiber networking products are the only ones of their kind on this list.

●	Achieved National Institute of Standards and Technology (NIST) certification for data cyber security, as well as third-party validation for FIPS 140-2 standard from UL labs.

●	Launched the new Multi-Dwelling-Unit (MDU) solution consisting of a last mile hybrid-fiber multi-gigabit broadband solution for buildings and IoT applications (GigaLine 800) and the new ultra-low power in-building gigabit connectivity solution for instant service provisioning (GigaLine 900).

●	Launched new line of advanced, software managed, temperature and cyber-hardened, layer 2 and layer 3 fiber optic switching devices, enabling the delivery of a broad selection of solutions for large and small networks, at higher speeds, in support of hybrid-fiber-copper networks that contain a larger portion of fiber.

●	Signed partnership agreements for distribution and resale of Actelis portfolio of products and services with Netceed, a leading value-added distributor for the telecom, traffic, and digital infrastructure industries in North America and with Carahsoft, the trusted public sector IT solutions provider, supporting federal, state and local government agencies through its “Master Government Aggregator” model for their vendor partners with over 2,000 professionals nationwide. In Asia Pacific, through the hiring of Tzachy Givaty, Vice President of Sales for the region, signed multiple resale agreements with new partners in India, Philippines and Vietnam.

●	Continued its service of the multi-year agreement with customer SITA, a worldwide industry leader in infrastructure provision and management for airports. Total orders to-date have reached approximately $0.9 million.

●	Multiple customer wins and deployments in the various IoT verticals of Intelligent Traffic Systems (“ITS”), smart cities, railways, and energy such as City of Napa, major North American rail operator, City of Everett, US Naval base, major European natural gas operator, major US Air-Force base, Northern Ireland Railways and many more, extending its hybrid-fiber cyber-hardened IoT networking connectivity and network management software and services.

●	Hired and restructured sales and marketing presence and strategy with the hiring of Bret Harrison, Senior Vice President of Sales, Americas, alongside new members covering Latin America and the Central Europe.

●	The war in Israel has not affected the Company’s operations, we are keeping a close look as the situation evolves and preparing for any necessary adjustments.

Fiscal Full Year 2023 Financial Highlights:

Revenues

Revenues for the year ended December 31, 2023 amounted to $5.6 million, compared to $8.8 million for the year ended December 31, 2022. The decrease from the corresponding period was primarily attributable to the decline of revenues generated from telco customers as our focus shifted to IoT customers by $1.6 million significantly impacted by a two-year software license renewal in 2022, therefore not repeated in 2023, driving a $0.5 million decline, and to delays of IoT projects into 2024. By region, it is primarily attributable to a decrease of $1.7 million of revenues generated from North America and a decrease of $1.5 million of revenues generated from Europe, the Middle East and Africa.

Cost of Revenues

Cost of revenues for the year ended December 31, 2023, amounted to $3.7 million compared to $4.7 million for the year ended December 31, 2022. The decrease from the corresponding period was mainly due to the decrease in revenues, partially offset by the higher effect of indirect costs as the percent of lower revenues.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2023, amounted to $2.7 million compared to $2.8 million for the year ended December 31, 2022. The decrease was mainly due to a decrease in payroll expenses.

Sales and Marketing Expenses

Sales and marketing expenses for the year ended December 31, 2023, amounted to $3.0 million compared to $3.3 for the year ended December 31, 2022. The decrease was mainly due to a decrease in commission expenses as a result of the decrease in revenues.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2023, amounted to $3.5 million compared to $4.2 million for the year ended December 31, 2022. This decrease was mainly due to a reduction in professional services of approximately $0.2 million, a decrease in management bonus expenses of $0.2 million, as well as a reduction in other non-payroll expenses associated with the IPO in 2022.

Operating Loss

Operating loss for the year ended December 31, 2023, was $7.4 million, compared to an operating loss of $6.1 million for the year ended December 31, 2022. The increase was mainly due to the decrease in Revenues and Gross Margin while continuing to invest in Sales and Marketing and Research and Development expenses, which was offset by a decrease in sales commission expenses as well as general and administrative one-time expenses due to the IPO in 2022.

Financial Expenses (income), Net

Financial expenses (income), net for the year ended December 31, 2023, was ($1.1) million (including $0.8 million interest expenses) compared to $4.9 million (including $0.8 million interest expenses) for the year ended December 31, 2022. In 2023, the Company recorded financial income in connection with a decrease in fair value of warrants in the amount of $1.7 million, while in 2022 the Company recorded finance expenses as a result of increase in fair value of various financial instruments prior to the IPO completed in May 2022, such as a convertible loan, note and warrants, in the amount of $4.5 million. The decrease in the finance expenses, net partially offset by a decrease in income from exchange rate differences in the amount of $0.3 million for the year ended December 31, 2023, compared to $0.5 during the year ended December 31, 2022.

Net Loss

Net loss for the year ended December 31, 2023, was $6.3 million, compared to a net loss of $11.0 million for the year ended December 31, 2022. This decrease was primarily due to the decrease in Revenues and Gross Margin offset by a decrease in financial expenses, net resulting from the expenses incurred by the conversion of the financial instruments the Company had such as a convertible loan, note and warrants from the IPO completed in May 2022 for the year ended December 31, 2022, compared to income in connection with a decrease in fair value of warrants for the year ended December 31, 2023.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the full year ended December 31, 2023, was $6.1 million, compared to $4.1 million in the comparable year-ago period. This was primarily a result of decrease in Revenues and Gross Margin while continuing to invest in Sales and Marketing and Research and Development expenses.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment hybrid fiber networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Investor Relations Contact:

Kirin Smith

PCG Advisory, Inc.

ksmith@pcgadvisory.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS

(U. S. dollars in thousands except for share and per share amounts)

		December 31
	Note	2023	2022
Assets
CURRENT ASSETS:
Cash and cash equivalents		620	3,943
Restricted cash equivalents		1,565	-
Short-term deposits		197	1,622
Restricted bank deposits		-	451
Trade receivables, net of allowance for credit losses of $168 and $125 as of December 31, 2023, and December 31, 2022, respectively		664	3,034
Inventories	3	2,526	1,179
Prepaid expenses and other current assets, net of allowance for doubtful debts of $144 and $0 as of December 31, 2023, and December 31, 2022, respectively	4	340	678
TOTAL CURRENT ASSETS		5,912	10,907

NON-CURRENT ASSETS:
Property and equipment, net	5	61	80
Prepaid expenses		592	492
Restricted cash and cash equivalents		3,330	336
Restricted bank deposits		94	2,027
Severance pay fund		238	239
Operating lease right of use assets	6	918	726
Long-term deposits		78	12
TOTAL NON-CURRENT ASSETS		5,311	3,912

TOTAL ASSETS		11,223	14,819

ACTELIS NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(U. S. dollars in thousands except for share and per share amounts)

		December 31
	Note	2023	2022
Liabilities, Mezzanine Equity and shareholders’ equity
CURRENT LIABILITIES:
Current maturities of long-term loans	8	1,335	553
Trade payables		1,769	1,781
Deferred revenues		389	484
Employee and employee-related obligations		737	793
Accrued royalties	11	1,062	900
Operating lease liabilities	6	498	445
Other current liabilities	7	1,122	1,246
TOTAL CURRENT LIABILITIES		6,912	6,202

NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	8	3,154	4,625
Deferred revenues		71	164
Operating lease liabilities		405	237
Accrued severance		270	278
Other long-term liabilities		23	48
TOTAL NON-CURRENT LIABILITIES		3,923	5,352
TOTAL LIABILITIES		10,835	11,554

COMMITMENTS AND CONTINGENCIES	11

MEZZANINE EQUITY
Redeemable Convertible Preferred Stock $0.0001 par value, 10,000,000 authorized; None issued and outstanding as of December 31, 2023 and December 31, 2022.		-	-
Warrants to Placement Agent	14d	159	-
SHAREHOLDERS’ EQUITY : (*)	14
Common stock, $0.0001 par value: 30,000,000 shares authorized; 3,007,745 and 1,737,986 shares issued and outstanding as of December 31, 2023, and December 31, 2022, respectively.		1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized; No shares issued and outstanding as of December 31, 2023, and December 31, 2022.		-	-
Additional paid-in capital		39,916	36,666
Accumulated deficit		(39,688)	(33,402)
TOTAL SHAREHOLDERS’ EQUITY		229	3,265
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY		11,223	14,819

*	Adjusted to reflect reverse stock split, see note 2(ff).

The accompanying notes are an integral part of these consolidated financial statements.

ACTELIS NETWORKS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U. S. dollars in thousands except for share and per share amounts)

		Year ended December 31
	Note	2023		2022

REVENUES	17		5,606		8,831
COST OF REVENUES			3,706		4,721
GROSS PROFIT			1,900		4,110

OPERATING EXPENSES:
Research and development expenses			2,702		2,766
Sales and marketing expenses, net			3,030		3,282
General and administrative expenses			3,531		4,163
TOTAL OPERATING EXPENSES			9,263		10,211

OPERATING LOSS			(7,363)		(6,101)

Interest expenses			(766)		(830)
Other financial income (expenses), net	18		1,843		(4,051)
NET COMPREHENSIVE LOSS FOR THE YEAR			(6,286)		(10,982)

Net loss per share attributable to common shareholders – basic and diluted	16	$	(*)(2.61)	$	(*)(9.45)
Weighted average number of common stocks used in computing net loss per share – basic and diluted			(*)2,412,717		(*)1,162,124

*	Adjusted to reflect reverse stock split, see note 2(ff).

ACTELIS NETWORKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. DOLLARS IN THOUSANDS

	Year ended December 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(6,286)	(10,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27	23
Changes in fair value related to warrants to lenders and investors	(1,658)	1,049
Warrant issuance costs	223	-
Inventory write-downs	239	147
Exchange rate differences	(460)	(627)
Share-based compensation	377	220
Changes in fair value related to convertible loan	-	1,648
Changes in fair value related to convertible note	-	1,753
Interest expenses	295	830
Changes in operating assets and liabilities:
Trade receivables	2,370	(887)
Net change in operating lease assets and liabilities	19	(44)
Inventories	(1,585)	(429)
Prepaid expenses and other current assets	357	(280)
Other long-term assets	(100)	(492)
Trade payables	(25)	(139)
Deferred revenues	(188)	(25)
Other current liabilities	(172)	508
Other long-term liabilities	(10)	(41)
Net cash used in operating activities	(6,577)	(7,768)

CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposit, net	1,418	(1,622)
Long- term deposit	(56)	66
Proceeds from restricted long term bank deposits	4,827
Deposit of restricted long-term bank deposits	(2,810)	(27)
Restricted short term bank deposit	451	(2,451)
Purchase of property and equipment	(9)	-
Net cash provided by (used in) investing activities	3,821	(4,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	-	5
Proceeds from initial public offering	-	18,697
Proceeds from issuance of common stocks, pre-funded warrants and warrants (see note 14d)	5,000	-
Underwriting discounts and commissions and other offering costs	(420)	(2,175)
Repurchase of common stock	(50)
Repayment of long-term loan	(769)	(1,241)
Net cash provided by financing activities	3,761	15,286

Effect of exchange rate changes on cash and cash equivalents and restricted cash	231	(72)
INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,236	3,484
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	4,279	795
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	5,515	4,279
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	620	3,943
Restricted cash equivalents, current	1,565	-
Restricted cash and cash equivalents, non-current	3,330	336
Total cash, cash equivalents and restricted cash	5,515	4,279

ACTELIS NETWORKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

U.S. DOLLARS IN THOUSANDS

	Year ended December 31
	2023	2022
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	431	818

SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Right of use assets obtained in exchange for new operating lease liabilities	702	237
Conversion of convertible loan to common stock upon initial public offering	-	6,553
Conversion of convertible note to common stock upon initial public offering	-	3,600
Conversion of warrants to common stock upon initial public offering	-	3,190
Conversion of convertible redeemable preferred stock to common stock upon initial public offering	-	5,585
Repurchase of common stock	-	15
Issuance costs of common stock, pre-funded warrants and warrants	159	-
Reclassification of warrants from liability to equity upon amendment to private placement agreement (see Note 14(d))	314	-

The accompanying notes are an integral part of these consolidated financial statements.

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenues	$5,606	$8,831
GAAP net loss	(6,286)	(10,982)
Interest Expense	766	830
Other financial expenses (income), net	(1,843)	4,051
Tax Expense	78	94
Fixed asset depreciation expense	27	23
Stock based compensation	377	220
Research and development, capitalization	444	525
Other one-time costs and expenses	371	1,174
Non-GAAP Adjusted EBITDA	(6,066)	(4,065)
GAAP net loss margin	(112.14)%	(124.36)%
Adjusted EBITDA margin	(108.20)%	(46.03)%